Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

DATED 4 June 2026
REZOLVE AI PLC and EKG HOLDINGS 3 LIMITED and GAVIN DEIN and REGULUS CAPITAL CONSULTING LIMITED and NICHOLAS HYNES and PETER WEST
WAIVER DEED relating to the acquisition of Reward Loyalty UK Limited

5 New Street Square | London EC4A 3TW Tel +44 (0)20 7300 7000 Fax +44 (0)20 7300 7100 DX 41 London www.winstontaylor.com

THIS DEED is made on 4 June 2026

BETWEEN

REZOLVE AI PLC (company number 14573691) whose registered office is at 21 Sackville Street, London, England, W1S 3DN (the "Buyer");

EKG HOLDINGS 3 LIMITED whose registered office is at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands ("EKG");

GAVIN DEIN of [***] ("Dein");

REGULUS CAPITAL CONSULTING LIMITED (company number 03725623) whose registered office is at 7 Deauville Court, Eleanor Close, London SE16 6PY, United Kingdom ("Regulus"); and

NICHOLAS HYNES of [***] ("Hynes", and together with EKG, Dein and Regulus and Hynes each being a "Relevant Seller" and together the "Relevant Sellers"); and

PETER WEST of [***] (the "RCC Guarantor").

each a "party" and together the "parties".

INTRODUCTION

(A)
This deed is supplemental to the share purchase agreement entered into on 10 February 2026 (the "SPA") between the Buyer, the Relevant Sellers amongst others in relation to the sale and purchase of the entire issued share capital of Reward Loyalty UK Limited, a private company limited by shares incorporated and registered in England and Wales with company registration number 10701520, whose registered address is at 10 Hills Place, London, United Kingdom, W1F 7SD (the "Company").

AGREED TERMS

2.
Definitions and Interpretation
1.2
Unless otherwise defined, capitalsed terms used in this deed shall have the meaning given to them in the SPA. The following words and expressions shall have the following meanings unless the context requires otherwise:

"Fundamental Warranty Claim" means a Claim for breach of a Fundamental Warranty; and

"Ordinary Shares" means ordinary shares of £0.0001 each in the capital of the Company;

"Title and Capacity Warranty Claim" means a Claim for breach of a Title and Capacity Warranty; and

"Warrant Instrument" has the meaning given to it in clause 3.1(a).

1.3
The provisions of clause 1.2 of the SPA shall apply to this deed mutatis mutandis.
2.
Purpose and Legal Effect
2.1
This deed constitutes a binding waiver and variation of certain rights of the Relevant Sellers under the SPA. The parties agree that the execution of this deed constitutes a waiver of rights for the purposes of clause 15.3 of the SPA.
2.2
Except as expressly modified by this Deed, all provisions of the SPA remain in full force and effect.
3.
Conditions Precedent
3.1
As conditions precedent to the entry into force of this Deed:
(a)
the Buyer shall duly execute and deliver to each Relevant Seller a warrant instrument in the agreed form (each a "Warrant Instrument"); and
(b)
each Relevant Seller shall duly execute and deliver to the Buyer the Warrant Instrument to which it is party.
3.2
This Deed shall come into force on the date on which the last of the conditions precedent has been satisfied (the “Effective Date”). The parties acknowledge that each Warrant Instrument is entered into as a deliverable pursuant to this Deed.
3.3
Each party shall do, or procure to be done, all such further acts and things, and shall execute or procure the execution of all such further documents, as may reasonably be required to give full effect to this clause 3.
4.
Release
4.1
Subject to clause 4.2, and with effect from the Effective Date, the Buyer hereby irrevocably and unconditionally releases, waives and forever discharges each Seller (for itself and on behalf of its respective successors and assigns) from any and all Claims, arising out of or in connection with the SPA including, but not limited to, any and all:
(a)
Warranty Claims;
(b)
Tax Claims; and/or
(c)
claims pursuant to or in connection with clause 7 of the SPA

(whether present or future, actual or contingent, and whether known or unknown as at the date of this Deed) which the Buyer has or may have against any Seller, and the Buyer agrees that it shall not rely on any matter which would give rise to a claim within the scope of this clause 4.1 as constituting a set-off against any liability it may have to any Seller;

4.2
Clause 4.1 shall not apply to, and nothing in this Deed shall operate to release, discharge, limit or waive, any Claim to the extent it constitutes or arises from:
(a)
a Fundamental Warranty Claim;
(b)
a Title and Capacity Warranty Claim;
(c)
any Claim for breach of warranty 4.9 (Transactions with the Sellers, Directors and their respective Associates); and/or

(d)
any Claim arising in connection with, or from, the fraud, dishonesty or wilful misconduct of any Seller.
4.3
The parties acknowledge and agree that, with effect from the Effective Date the RCC Guaranteed Obligations (as defined in clause 11 of the SPA) shall be reduced to the extent of, and shall not extend to, any obligation or liability of Regulus that has been released, waived or discharged pursuant to this Deed (including any obligation released pursuant to clause 4.1 of this Deed insofar as it relates to Regulus). For the purposes of the SPA, with effect from the Effective Date, the term "RCC Guaranteed Obligations" shall refer to the due and punctual performance and observance by Regulus of all its obligations, commitments, undertakings and warranties under or pursuant to the SPA as modified by this Deed.
4.4
The parties acknowledge and agree that the release granted by the Buyer pursuant to clause 4.1 is intended to take effect for the benefit of each and every Seller (as defined in the SPA), including any Seller who is not a party to this Deed (each such Seller, a "Non-Party Seller"), it being the common intention of the parties that each Non-Party Seller shall have the full benefit of the release set out in clause 4.1 to the same extent as if it were a party to this Deed.
5.
Waiver and variation of rights
5.1
Each Relevant Seller hereby irrevocably and unconditionally waives, in favour of the Buyer, its right to receive its Agreed Warranty Retention Proportion of the Warranty Retention Sum in the following amounts:
(a)
EKG: US$6,871,100;
(b)
Dein: US$4,444,820;
(c)
Regulus: US$2,121,290; and
(d)
Hynes: US$562,806,

(each a "Waived Amount" and together, the "Waived Amounts").

5.2
The parties acknowledge and agree that the Waived Amounts shall be deducted from the amounts that would otherwise be payable to the Relevant Sellers pursuant to clauses 9.5(a) and 9.5(b) and 9.5(c) of the SPA as follows:
(a)
50% of each Waived Amount in respect of each Relevant Seller will be deducted from the payments due to such Relevant Seller on Release Date 1;
(b)
25% of each Waived Amount in respect of each Relevant Seller will be deducted from the payments due to such Relevant Seller on Release Date 2; and
(c)
25% of each Waived Amount in respect of each Relevant Seller will be deducted from the payments due to such Relevant Seller on Release Date 3.
5.3
If on any Release Date the amount deducted in respect of a Relevant Seller pursuant to clause 5.2 has been reduced by either (i) a Withheld Amount or (ii) a Determined Warranty Retention Claim, then the amount of the reduction shall be carried forward and added to the amount to be deducted from the payment to that Relevant Seller on the next Release Date (and so on, if necessary, until Release Date 3).
5.4
Subject to clause 5.5, if, following the application of clauses 5.2 and 5.3 across all three Release Dates, the total amount deducted in respect of a Relevant Seller is less than that Relevant Seller's Waived Amount (the difference being a "Retention Adjustment Amount"), the parties acknowledge and agree that:
(a)
the Retention Adjustment Amountshall to the extent possible be satisfied by way of a reduction in amounts otherwise due and payable to the relevant Relevant Seller from the Buyer and to the extent so satisfied shall be treated as an adjustment to the Purchase Price payable by the Buyer to the relevant Relevant Seller pursuant to clause 15.12 of the SPA;
(b)
to the extent that no further amounts remain due and payable to the relevant Relevant Seller from the Buyer against which the Retention Adjustment Amount may be set off, the relevant Relevant Seller shall, within 20 Business Days of (i) Release Date 3 or (ii) the date on which a notified Warranty Retention Claim which is ongoing at Release Date 3 is Determined in accordance with the SPA, whichever is the later, pay to the Buyer an amount equal to the Retention Adjustment Amount ("Adjustment Payment"), provided always that:
(i)
no Relevant Seller shall be required to make any payment under this clause 5.4(b) unless and until the Buyer has first applied the Retention Adjustment Amount in full against any amounts otherwise due and payable to the relevant Relevant Seller from the Buyer; and
(ii)
any payment made by a Relevant Seller pursuant to this clause 5.4(b) shall be treated as an adjustment to the Purchase Price in accordance with clause 15.12 of the SPA.
5.5
The parties acknowledge and agree that an Adjustment Payment can only arise in circumstances where the aggregate amount of Warranty Retention Claim(s) that have been Determined in accordance with the SPA has reduced the Warranty Retention Sum to such an extent that the deductions contemplated by clause 5.2 or 5.3 could not be given full effect across all three Release Dates.
5.6
Each Relevant Seller acknowledges and agrees that:
(a)
the Buyer shall have no obligation to pay the Waived Amounts (or any part thereof) to the Paying Agent Account or otherwise to the Relevant Sellers and the Waived Amounts shall be retained by the Buyer;
(b)
this Deed is not intended to affect, modify or prejudice the rights of any Seller under the SPA who is not a Relevant Seller;
(c)
it is entering into the waivers and releases in this clause 5 with full knowledge of all facts and circumstances relevant to its position and having taken (or had the opportunity to take) its own independent legal advice;
(d)
this waiver is given for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.
5.7
Each Relevant Seller irrevocably and unconditionally undertakes that it shall not, and shall procure that none of its Affiliates shall:
(a)
bring, pursue, threaten, assist or procure any Claim or proceedings against the Buyer or any member of the Buyer's Group in connection with, or seeking to recover, all or any part of the Waived Amounts; or
(b)
seek to challenge the validity or enforceability of the waivers and releases in this clause 5 on any ground, including on the ground that it was not aware of, or did not contemplate, any particular claim or right at the date of this Deed.

5.8
The parties hereby acknowledge and agree that, with effect from the Effective Date, and as a result of the waiver of the Waived Amount, the figure attributed to the Purchase Price in clause 3.1 of the SPA shall be reduced by US$14,000,000, being the aggregate of the Waived Amounts. All references to the Purchase Price in the SPA shall be construed accordingly, but nothing in this deed shall operate to adjust any amount of the Purchase Price payable to any other Seller.
6.
Shortfall Shares
6.1
If the Buyer fails to make any payment due to a Relevant Seller on the date on which such payment falls due pursuant to clauses 9.5(a), 9.5(b) or 9.5(c) of the SPA (as modified by this Deed) (the "Shortfall Amount"), the relevant Relevant Seller shall be entitled to serve written notice on the Buyer requiring payment within five (5) Business Days (a "Shortfall Notice"). If the Buyer fails to pay the Shortfall Amount in full within five (5) Business Days of receipt of such Shortfall Notice, the relevant Relevant Seller shall, subject to clause 6.3, have the right (but not the obligation), exercisable by written notice to the Buyer at any time while the relevant Shortfall Amount remains outstanding, to require the Buyer to allot and issue to such Relevant Seller such number of fully paid unrestricted Ordinary Shares (the "Shortfall Shares") as is equal to:

Shortfall Shares = (the Shortfall Amount divided by the Conversion Price).

6.2
For the purposes of clause 6.1:
(a)
Conversion Price means eighty percent (80%) of the average VWAP of an Ordinary Share in respect of the five (5) consecutive trading days immediately preceeding the date of the Shortfall Notice;
(b)
Trading Day means any day during which the NASDAQ is open for regular way trading; and
(c)
VWAP means, in respect of any Trading Day, the volume-weighted average price of one Ordinary Share on that Trading Day as reported on the relevant stock exchange or trading platform on which the Ordinary Shares are then listed or admitted to trading (as derived from Bloomberg or, if Bloomberg is unavailable, such other reputable financial data source as the parties may agree in writing).
6.3
The Buyer shall allot and issue any Shortfall Shares due pursuant to clause 6.1 within ten (10) Business Days of receipt of the relevant Relevant Seller's conversion notice, subject to and conditional upon the relevant Relevant Seller having paid to the Buyer the aggregate nominal subscription price payable in respect of such Shortfall Shares.
6.4
The allotment and issue of Shortfall Shares to a Relevant Seller pursuant to clause 6.1 shall constitute full and final satisfaction and discharge of the Buyer's obligation to pay the relevant Shortfall Amount to such Relevant Seller pursuant to clauses 9.5(a), 9.5(b) and/or 9.5(c) of the SPA (as applicable), and upon such allotment and issue the Buyer shall have no further liability to such Relevant Seller in respect of that Shortfall Amount.
7.
Representations and warranties

Each Relevant Seller and the RCC Guarantor represents and warrants in respect of itself to the Buyer, and the Buyer represents and warrants in respect of itself to each Relevant Seller, that the following representations and warranties set forth in this clause 7 are true and correct on the date of this deed:

(a)
this deed constitutes the legal, valid, and binding obligation of such party which is enforceable against such party in accordance with its terms. Upon the execution and delivery by such party of this deed, this deed will constitute the legal, valid, and binding obligation of such party, which are enforceable against such party, in accordance with its terms. Such party has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this deed and to perform its obligations under this deed;
(b)
neither the execution nor delivery of this deed, nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):
(i)
contravene, conflict with, or result in a violation of: (A) any provision of the organisational documents of such party; or (B) any resolution adopted by the board of directors or management or shareholders of such party; and
(ii)
as far as such party is aware, contravene, conflict with, or result in a violation of any applicable law, regulation, rule, order, judgment or decree of any Competent Authority having jurisdiction over any other party; and
(c)
other than Dein, Hynes and the RCC Guarantor, it is a limited liability company, duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to perform all its obligations under this deed.
8.
Modification of Rights
8.1
Subject to clause 8.2, all and any of the provisions of this deed may be deleted, varied, supplemented, restated, terminated or otherwise changed in any way at any time with the prior written consent of the Buyer and the Relevant Sellers and the RCC Guarantor, in which event such change shall be binding against all of the parties hereto.
8.2
If a deletion, variation, supplement, restatement, termination or other change to this deed pursuant to clause 8.1 would: (i) impose or increase any new obligations on a party; or (ii) have a disadvantageous or disproportionate effect on a particular party relative to the other parties, the consent of the affected party to such change shall be specifically required.
9.
Announcements and Disclosures
9.1
Subject to clause 9.2, no party shall, and each party shall procure that none of its respective Affiliates, advisers or representatives shall, make or issue any announcement, public statement, communication or disclosure (in each case whether oral or written and in whatever medium, including any filing with the United States Securities and Exchange Commission or any equivalent regulatory authority, such as a Form 6-K) that refers to or relates to this Deed, its subject matter, or the transactions contemplated by it (the "Relevant Matters"), without the prior written approval of:
(a)
the Buyer; and
(b)
each Relevant Seller (acting by [contact name] as agent for, and on behalf of, the Relevant Sellers),

such approval not to be unreasonably withheld or delayed.

9.2
Clause 9.1 shall not apply where a disclosure is required by applicable law, regulation, any governmental or regulatory authority, any stock exchange, or any court or tribunal of competent jurisdiction. In such circumstances, the party required to make the disclosure (the "Disclosing Party") shall, to the extent reasonably practicable and not prohibited by law:
(a)
give the other parties as much prior written notice of the required disclosure as is reasonably possible in the circumstances;
(b)
provide the other parties with a draft of the proposed disclosure and a reasonable opportunity (having regard to the applicable deadline) to review and comment on it; and
(c)
take into account any reasonable comments made by the other parties before the disclosure is made.
9.3
Any announcement, communication or disclosure made pursuant to this clause 9 shall:
(a)
be reasonably neutral in tone and balanced in presentation; and
(b)
not state or imply any wrongdoing, breach of contract or other liability on the part of any party or any Seller or any admission of liability by any party or any Seller in connection with the Relevant Matters.
10.
General
10.1
If there is any conflict between this deed and the SPA, this deed prevails. If any term or provision of this deed is or becomes invalid, illegal or unenforceable, the remainder shall survive unaffected.
10.2
This deed may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document. Transmission of an executed counterpart of this deed by email, shall take effect as delivery of an executed counterpart of this deed. No counterpart shall be effective until each party has executed at least one counterpart.
10.3
The Buyer shall reimburse the Relevant Sellers' and the RCC Guarantor's reasonable and documented legal fees incurred in connection with the preparation and negotiation of this deed, and the related Warrant Instruments, up to an aggregate cap (across all Relevant Sellers) of £50,000 (GBP), provided that: (i) the relevant Relevant Seller or the RCC Guarantor (as applicable) shall present to the Buyer valid invoices in respect of such legal fees as a condition of reimbursement; and (ii) each Relevant Seller and the RCC Guarantor shall use best endeavours to manage its legal fees in proportion to the work undertaken and that such legal fees are less than £50,000 (GBP) in aggregate. Otherwise, each party shall bear its own costs (including the costs of their advisers) and expenses relating to the preparation and negotiation of this deed and the Warrant Instruments.
11.
Notices

Mode of Service

11.1
Subject to clause 11.1(b), any notice, demand or other communication given or made under or in connection with the matters contemplated by this deed shall be in writing and shall be delivered personally, by prepaid first-class post or by email:
(a)
in the case of the Buyer to:

Name : Dan Wagner

Address : its registered office

E-mail : danwagner@rezolve.com

or such other address and/or email address as the Buyer may notify the Relevant Sellers from time to time;

(b)
in the case of EKG to:

Name : Fayna Heningen

Address : Palm Grove House, P. O. Box 438, Road Town Tortola, British Virgin Islands

E-mail : fayna.v.heningen@tmf-group.com

With a copy to : gregoire.boissel@creative.com.co

And : f.redon@creative.com.co

(c)
in the case of Dein to:

Name : Gavin Dein

Address : [***]

E-mail : Gavin@unlocked.global

(d)
in the case of Regulus to:

Name : Peter West

Address : [***]

E-mail : ptw@regulus.fm

(e)
in the case of Hynes to:

Name : Nicholas Hynes

Address : [***]

E-mail : nick@hynesworks.com

(f)
in the case of the RCC Guarantor to:

Name : Peter West

Address : [***]

E-mail : ptw@regulus.fm

Deemed Service

11.2
Any notice, demand or other communication given or made under or in connection with the matters contemplated by this deed shall be deemed to have been duly given or made as follows:

(a)
if personally delivered, upon delivery at the address of the relevant party;
(b)
if sent by first class post, two Business Days after the date of posting; and
(c)
if sent by email or other electronic form, at the time of completion of transmission by the sender,

provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.30 pm such notice, demand or other communication shall be deemed to be given or made at 9.30 am on the next Business Day.

12.
Third Party Rights

The parties to this deed expressly agree for the purposes of the Contracts (Rights of Third Parties) Act 1999 that they do not intend any person other than a party to this deed to be able to enforce any term of this deed.

13.
Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed (including a dispute relating to the existence, validity or termination of this deed or any non-contractual obligation arising out of or in connection with this deed).

14.
Governing Law

This deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

This deed has been executed by the parties and delivered as a deed on the date shown at the beginning.

Execution page

Buyer

EXECUTED as a deed by )

REZOLVE AI PLC )

acting by a director ) /s/ Daniel Wagner

in the presence of a witness: ) ………………………….

Director

Signature of witness: /s/ Elizabeth O’Neill

Name of witness: Elizabeth O'Neill

Address of witness: [***]

Relevant Sellers

EXECUTED as a deed by )

GREGOIRE BOISSEL )

as attorney for )

EKG HOLDINGS 3 LIMITED ) /s/ Gregoire Boissel

in the presence of a witness: ) ………………………….

Signature of witness: /s/ Tounsi

Name of witness: Tounsi

Address of witness: [***]

EXECUTED as a deed by )

GAVIN DEIN ) /s/ Gavin Dein

in the presence of a witness: ) ………………………….

Gavin Dein

Signature of witness: /s/ Clare Guerlain Dein

Name of witness: Clare Guerlain Dein

Address of witness: [***]

EXECUTED as a deed by )

REGULUS CAPITAL )

CONSULTING LIMITED )

acting by a director ) /s/ Peter West

in the presence of a witness: ) ………………………….

Director

Signature of witness: /s/ Mary Szumylo

Name of witness: Mary Szumylo

Address of witness: [***]

EXECUTED as a deed by )

NICHOLAS HYNES ) /s/ Nicholas Hynes

in the presence of a witness: ) ………………………….

Nicholas Hynes

Signature of witness: /s/ Clare Freeman

Name of witness: Clare Freeman

Address of witness: [***]

EXECUTED as a deed by )

PETER WEST ) /s/ Peter West

in the presence of a witness: ) ………………………….

Peter West

Signature of witness: /s/ Mary Szumylo

Name of witness: Mary Szumylo

Address of witness: [***]